PROFESSIONAL SERVICES AGREEMENT

This Agreement is to be effective as of July 1, 2007.

BETWEEN:

Logician Minerals Limited ("The Company")

AND:

Bondwest Enterprises Inc. ("Bondwest")

WHEREAS: Bondwest is a management and business development consulting firm, specializing in the creation and management of publicly traded companies including the design and implementation of strategic business plans aimed at building, growing and sustaining business development, and

WHEREAS: The Company is privately held but initially wishes to list its common stock for trading on the TSX Venture Exchange and then seek a listing on the Hong Kong Stock Exchange; and

WHEREAS: The Company requires specialized business development and public company administration to enhance the Company's management capability, and

NOW THEREFORE, in consideration of the mutual covenants herein contained, it is agreed that:

1. The Company hereby engages Bondwest on a non-exclusive basis and Bondwest agrees to perform the following services:

- Assist in formulating business development strategies including public listing, merger and acquisition plans, business proposals and all matters aimed at the enhancement and growth of the Company's business;
- Assist in the creation of press releases, Management's Discussion & Analysis, other regulatory filings and corporate correspondence as requested by the President, CEO, CFO or Directors of the Company;
- Assist in gaining access to new equity capital or debt capital; and
- The distribution and discussion of press information at the direction the Company to existing shareholders, brokerage firms, and registered representatives, institutional investors, fund managers, securities analysts, potential investors who have contacted the Company seeking such information, the media and others as appropriate.

2. The Company hereby agrees to pay Bondwest as remuneration for the services to be provided hereunder for the monthly fee of CDN$10,000.00, to be paid on or before the 15th day of the month.

3. Bondwest represents and warrants that it has the core competencies, qualifications, experience and capabilities necessary to carry out the services to be performed hereunder, and that the services will be performed to a high standard of care, skill and diligence.

4. Each party to this Agreement is responsible for informing itself of and complying with all applicable federal, provincial and applicable securities laws and the policies of the TSX-V. In

particular, Bondwest will ensure that without Company's approval it does not disclose confidential information of the Company and does not trade or allow trades of Company securities while in possession of confidential information regarding the Company.

5. The Company must approve in advance, in writing all expenses incurred by Bondwest on behalf of the Company. The Company agrees to pay invoices for fees and pre-approved expenses when rendered.

6. Bondwest will not be liable for any information or documentation supplied by the Company including any material developed by Bondwest that is verified and accepted by the Company, and will be indemnified and saved harmless by the Company from any claims, proceedings, costs, fines, damages, expenses, and losses arising from such information or documentation. In performing the services hereunder, Bondwest shall comply at its expense with all applicable laws, including without limitation applicable securities laws. Bondwest hereby agrees to indemnify and hold the Company harmless from any liability, loss, expense, damage, claim, suit, action or proceeding which may arise out of Bondwest's failure to so comply. This indemnity shall survive the termination of this Agreement and any termination of services by Bondwest

7. The Company shall provide Bondwest information about the Company, such as financial statements, business plans, news releases, material change reports, offering documents, filing statements, promotional information, and other similar relevant documentation as may be reasonably necessary to complete and perform the services hereunder. The Company will ensure that Bondwest has up to date information within a reasonable time frame after such information being available. The Company acknowledges and agrees that the purpose of this disclosure is for the use by Bondwest in performing services under this Agreement, and Bondwest may rely on and assume the accuracy of the information, and is not obligated to assess the financial viability of, or verify factual information about the Company provided to Bondwest.

8. Services to be performed under this Agreement shall commence upon execution of this Agreement and shall continue for twelve (12) months notwithstanding that this Agreement can be cancelled at any time with thirty (30) days written notice by either party. In the event the Company cancels the Agreement the Company agrees to provide Bondwest with a final payment of CDN$30,000.00.

9. Unless permitted by resolution of the Directors of the Company, Bondwest shall not, during the term of this Agreement or any time thereafter, use for its own purpose other than those of the Company, any intellectual property of knowledge or confidential information of any kind whatsoever it may acquire in relation to the Company's business or the business of its subsidiaries, and such shall be and remain the property of the Company.

10. All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other addresses as to which notice pursuant to this section may be given. Notices will be deemed given upon the earlier of actual receipt or three (3) business days after being mailed or delivered to such courier service.

Notices shall be addressed to Bondwest Enterprises Inc. at:

584 South Crest Drive
Kelowna, BC, V1W 4Y6
Tel: 250-764-6465

And to the Company at:

13/F., Flat B, Kiu Fu Commercial Bldg.
300 – 306 Lockhart Road, Wanchai
HONG KONG
Tel: 852-8114-3800

11. Each of the parties hereby covenants and agrees that at any time and from time to time it will, upon the request of the other party, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be required for the better carrying out and performance of all the terms of this Agreement.

12. This Agreement constitutes the entire agreement between the parties and supersedes all prior letters of intent, representations, warranties, statements, promises, information, arrangements, whether oral or written, express or implied.

13. No modification or amendment to this Agreement may be made unless agreed to by the parties thereto in writing.

14. This Agreement, and all covenants, terms and provisions contained herein, shall be binding upon and insure to the benefit of the parties hereto and to their respective successors and assigns, except that nothing herein shall be deemed to authorise Bondwest to assign this Agreement other than to an entity owned or controlled by the present owners of Bondwest.

15. This Agreement may be executed in any number of counterparts with the same effect as if all parties to this Agreement had signed the same document and all counterparts will be construed together and will constitute one and the same instrument and any facsimile signature shall be taken as an original.

16. This Agreement will be governed by and be construed in accordance with the laws of British Columbia.

17. Time is of the essence of this Agreement.

EXECUTED IN THE CITY OF KELOWNA AND HONG KONG ON JUNE 11, 2007.

BONDWEST ENTERPRISES INC.

James R. Bond, President

LOGICIAN MINERALS LIMITED

John Gunn, Chief Executive Officer